EXHIBIT 10.6

INAMED CORPORATION

EXECUTIVE OFFICER OPTION AGREEMENT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. WITHOUT SUCH REGISTRATION. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

This Stock Option Agreement (this “Agreement”) is made and entered into at New York, New York, as of the date hereinafter set forth by and between INAMED CORPORATION, a Delaware corporation (the “Corporation”), and NICHOLAS L. TETI (the “Optionee”).

WHEREAS, the Corporation wishes to grant the Optionee a stock option (the “Stock Option”) which gives the Optionee the right, but not the obligation, to purchase stock in the Corporation as recognition of the Optionee’s services as Chief Executive Officer of the Corporation, and

WHEREAS, the Optionee will, in consideration of the receipt of said Stock Option, agree to the terms, conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.             GRANT OF STOCK OPTION. Subject to the conditions set forth herein, the Corporation hereby grants to the Optionee the right, privilege and option to purchase Three Hundred Thousand (300,000) shares (the “Option Shares”) of the Corporation’s Common Stock, par value $.01 per share (the “Common Stock”), at a price per share (the “Strike Price”) equal to the closing price on July 9, 2001, in the manner hereinafter provided, effective as of July 23, 2001 (the “Grant Date”), to be vested as follows, unless this Stock Option has been terminated pursuant to Section 3 hereof:

a.                                       200,000 shall vest ratably on the first, second and third anniversaries of the Grant Date, and

b.                                      100,000 shall vest upon the Optionee’s attainment of performance targets recommended jointly by the Optionee and the Chairman of the Corporation and approved by the Compensation Committee of the Corporation within sixty (60) days of the Effective Date of the employment agreement entered into as of July 23, 2001 between the Corporation and the Optionee (the “Employment Agreement”);

provided, however, that this Stock Option, unless it has expired or has been earlier terminated, shall, as to the Option Shares granted pursuant to Section 1a., immediately vest upon a Change in Control. The Option Shares granted pursuant to Section 1b. shall immediately vest upon a Change in Control, depending upon the price of the Common Stock with respect to any such Change in Control, according to the following schedule:

Stock Price at Change in Control	Percentage of Option Shares to Be Immediately Vested
$33.00	10%
$35.00	30%
$36.00	35%
$37.00	40%
$38.00	45%
$39.00	50%
$40.00	60%
$41.00	70%
$42.00	80%
$43.00	90%
$44.00	100%

For purposes of this Agreement, “Change in Control” shall be deemed to have the same meaning as set forth in the Employment Agreement.

In the event of any split, combination reclassification, recapitalization, merger, consolidation or any other extraordinary corporate transaction occurring after the date of this Agreement which the Compensation Committee or any successor committee determines will result in a change in the Common Stock for which an adjustment pursuant to this paragraph is appropriate in order to preserve the benefits to the Optionee of this Stock Option, the Strike Price, the type of securities or other property subject to this Stock Option and/or the number of Option Shares (or other securities or property) shall be adjusted in a manner in which the Compensation Committee determines to be appropriate under the circumstances. In addition, if a Change in Control occurs, the Corporation shall have the right, but not the obligation, exercisable by written notice to the Optionee prior to the Change in Control, to cancel this Stock Option at the time the transaction resulting in the Change in Control is consummated and to pay to the Optionee in connection with the cancellation of this Stock Option an amount, in cash or check, equal to (a) the excess of the greater of (i) the per share price paid for the Common Stock in the Change in Control (or the fair market value of any property received per share of the Common Stock in the Change in Control) and (ii) the average closing price of the Common Stock for the five (5) trading days prior to the exercise of such right by the Corporation, over the Strike Price of this Stock Option, multiplied by (b) the number of shares of Common Stock subject to the unexercised portion of this Stock Option (whether vested or not).

2.               METHOD OF EXERCISE. Option Shares purchased upon exercise of this Stock Option shall, at the time of purchase, be paid in full, either in cash and/or in shares of Common Stock held by the Optionee for at least (6) six months and having a fair market value (based on the average closing price of the Common Stock for the five (5) trading day period immediately prior to the date of exercise) which, when added to the portion of the Total Strike Price to be paid in cash, equals the total Strike Price for the portion of this Stock Option being exercised.

To the extent that the right to purchase Option Shares has accrued hereunder, this Stock Option may be exercised, from time to time, by written notice to the Corporation stating the number of Option Shares with respect to which this Stock Option is being exercised and the time of delivery thereof, which shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. In no event, shall the Corporation be required to honor any notice of exercise if the same is received by the Corporation more than fifteen (15) days after the termination of this Stock Option pursuant to Section 3.

At the time specified in such notice, the Corporation shall, without transfer or issue tax to the Optionee, deliver to him by certified mail, a certificate or certificates for such Option Shares, against the payment by Optionee of the Strike Price, in full, for the number of Option Shares to be delivered, by certified or bank cashier’s check, or the equivalent thereof acceptable to the Corporation, or through the use of Common Stock in accordance with the above; provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required for it, with reasonable diligence, to comply with any requirements of any state or federal agency or any securities exchange. If the Optionee fails to accept delivery of and pay or any for part of the number of Option Shares specified in the notice given by the Optionee, upon tender and delivery of said shares, the Optionee’s right to exercise this Option with respect to such undelivered shares shall be terminated.

3.             TERMINATION OF STOCK OPTION. Except as otherwise stated in this Agreement, this Stock Option, to the extent not previously exercised, shall expire at 5:00 p.m. California time on the fifth (5th) anniversary of this Agreement; provided, however, that in the event of a termination of the Optionee’s employment with the Corporation or any affiliate, the unvested and unexercisable Stock Options shall immediately terminate, and the vested and exercisable Stock Option remain exercisable as follows:

a.                                       if the Optionee’s employment is terminated as a result of his death or Disability, by the Corporation without Cause or by the Optionee for Good Reason (as each term is defined in the Employment Agreement), the Stock Options shall expire on the first anniversary of the Optionee’s termination; and

b.                                    if the Optionee’s employment is terminated by the Corporation for Cause or by the Optionee without Good Reason, or the Employment Agreement expires by its terms, the Stock Options shall expire sixty (60) days from the date of termination; and

c.                                       if the Optionee’s employment is terminated following a Change in Control pursuant to Section 9 of the Employment Agreement, the Stock Options shall expire on the earlier of (i) twelve (12) months following termination and (ii) the fifth (5th) anniversary of this Agreement.

Notwithstanding any provision herein, the Corporation’s Board of Directors may extend the term of this Stock Option as it deems appropriate.

4.             LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE.  No shares of the Common Stock shall be required to be issued or granted under this Agreement unless legal counsel for the Corporation shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations.  The Board or the Compensation Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board or the Compensation Committee may deem necessary or advisable, be executed or provided to the Corporation to assure compliance with all such applicable laws or regulations.

Certificates for shares of Common Stock delivered under this Agreement may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Board or the Compensation Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein for (a) the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to any optionee with respect to any Stock Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Corporation, any subsidiary or any optionee (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

5.             TRANSFERABILITY OF STOCK OPTION; RIGHTS PRIOR TO EXERCISE.  During the Optionee’s lifetime, this Stock Option shall be exercisable only by the Optionee, or any guardian or legal representative of the Optionee in accordance with the Employment Agreement, except as otherwise provided in this Agreement. This Stock Option is freely transferable at the option of the Optionee to the Optionee’s spouse, lineal descendants (including those adopted) or any lineal descendant of the Optionee’s siblings, or to any financial institution in connection with a bona fide financial transaction (collectively, the “Permitted Transferees”) or to any trust created solely for the benefit of a Permitted Transferee, provided that any Permitted Transferee must give the Corporation written notice of such transfer within ten (10) days of the transfer and must agree in a writing satisfactory to the Corporation to be bound by terms of this Agreement. The Optionee also shall be permitted to pledge this Stock Option to a financial institution in connection with any bona fide financial transaction.

The Optionee shall have no rights as a shareholder of shares subject to this Stock Option until payment of the Strike Price pursuant to Section 2 and the delivery of such shares are herein provided.

6.             EMPLOYMENT MATTERS. This Agreement shall not confer upon the Optionee any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Corporation or a subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or any subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

7.             GOVERNING LAW; HEADINGS.   This Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Agreement.

8.             TAX WITHOLDING. The Corporation shall have the right to deduct from any payment or settlement under this Agreement, including, without limitation, the exercise of this Stock Option, any federal, state, local, foreign or other taxes of any kind which the Board or the Compensation Committee, in its sole discretion, deems necessary to be withheld to comply with the Internal Revenue Code of 1986, as amended, and/or any other applicable law, rule or regulation. In addition, the Corporation shall have the right to require a payment from the Optionee to cover any applicable withholding or other employment taxes due upon the exercise of this Stock Option.

9.             BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties agree that this Agreement shall be effective as of the 23rd day of July, 2001.

CORPORATION		NICHOLAS L. TETI

By:	/s/ Richard G. Babbit	By:	[illegible]
	Richard G. Babbit		Signature
Chairman of the Board
###-##-####
Social Security Number
Date:	7/27/01

		Date:	8/7/01

NUMBER OF OPTION SHARES SUBJECT TO THIS OPTION:

Three Hundred Thousand (300,000) EXACTLY

STRIKE PRICE: Twenty-Five Dollars and Two Cents ($25.02) PER SHARE